UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 21, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2007, Cougar Biotechnology, Inc. (the “Company”) entered into an amendment to a letter agreement with Charles R. Eyler, the Company’s Treasurer and Vice President of Finance, originally dated August 5, 2004. Pursuant to the amendment, Mr. Eyler’s annual base salary was increased from $140,000 to $185,000, effective August 23, and the maximum amount of annual discretionary bonus for which Mr. Eyler is eligible was reduced from 50% to 30% of his annual base salary. In addition, the Company awarded a bonus of $70,000 to Mr. Eyler for his services from August 23, 2006 to August 22, 2007.

On August 23, 2007, the Company also issued to Mr. Eyler a 10-year incentive stock option pursuant to the Company’s 2003 Stock Option Plan, as amended, to purchase 40,000 shares of the Company’s common stock at an exercise price of $22.50, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments over four years, commencing August 23, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment to Employment Offer Letter by and between the Company and Charles R. Eyler dated August 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: August 24, 2007	By:	/s/ Charles R. Eyler
Charles R. Eyler
Treasurer and Vice President of Finance

EXHIBIT INDEX

10.1	Amendment to Employment Offer Letter between the Company and Charles R. Eyler dated August 21, 2007.